UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 8, 2007
(Date of earliest event reported)
American Public Education, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33810	01-0724376

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 W. Congress Street Charles Town, West Virginia	25414	304-724-3700

(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.
Underwriting Agreement
On November 8, 2007, American Public Education, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) relating to the sale by the Company of 5,390,625 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), in the Company’s initial public offering of its Common Stock (the “IPO”) pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-145185) (the “Registration Statement”). Pursuant to the terms of the Underwriting Agreement, the closing of the sale of the shares occurred on November 14, 2007 at a purchase price per share paid to the Company of $18.60 (the offering price to the public of $20.00 per share minus the Underwriters’ discount). A copy of the Underwriting Agreement, entered into by and among the Company, William Blair & Company, L.L.C., Piper Jaffray & Co., Stifel, Nicolaus & Company, ThinkEquity Partners LLC, BMO Capital Markets Corp. and Signal Hill Capital Group LLC (collectively, the “Underwriters”), is attached as Exhibit 1.1 to this Form 8-K. The Shares include 703,125 shares of Common Stock sold by the Company pursuant to the full exercise by the Underwriters of an option to purchase additional shares of Common Stock at the initial public offering price to cover overallotments. The Underwriting Agreement includes certain customary representations, warranties and covenants by the Company, and it provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Underwriters may be required to make because of any of those liabilities.
SECTION 3 — Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities.
On November 14, 2007, the Company issued 9,412,073 shares of its Common Stock upon the conversion of all outstanding shares of its Class A Common Stock (“Class A Stock”). The Class A Stock converted to shares of Common Stock prior to the closing of the IPO at the election of the holders of a majority of the shares of Class A Stock. The Company relied on the exemption from registration under the Securities Act of 1933 afforded by Section 3(a)(9) thereof for the issuance of shares of Common Stock upon the conversion of the Class A Stock because no commission or other remuneration was paid for soliciting the conversion of the Class A Stock.
SECTION 5 — Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 14, 2007, in connection with the closing of the IPO, the Company filed its Fifth Amended and Restated Certificate of Incorporation (the “Restated Charter”) with the Secretary of State of the State of Delaware. The Restated Charter amended and restated the Company’s existing certificate of incorporation in its entirety and became effective in connection with the closing of the IPO. Upon the effectiveness of the Restated Charter, the Second Amended and Restated Bylaws of the Company (the “Restated Bylaws”) became effective, which amended and restated the Company’s existing bylaws in their entirety.
A summary of the Restated Charter and the Restated Bylaws is described under the caption “Description of Capital Stock” in the Prospectus filed by the Company pursuant to Rule 424(b)(4) on November 9, 2007 (the “Prospectus”) in connection with the Company’s Registration Statement, which summary is incorporated in this Form 8-K by reference. The descriptions of the Restated Charter and the Restated Bylaws incorporated in this report do not purport to be complete and are qualified in their entirety by reference to the full text of the Restated Charter filed as Exhibit 3.01 to this Form 8-K and the Restated Bylaws filed as Exhibit 3.02 to this Form 8-K.

SECTION 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.01	Fifth Amended and Restated Certificate of Incorporation of the Company.

3.02	Second Amended and Restated Bylaws of the Company.

10.01
Underwriting Agreement dated November 14, 2006, among the Company, William Blair & Company, L.L.C., Piper Jaffray & Co., Stifel, Nicolaus & Company, ThinkEquity Partners LLC, BMO Capital Markets Corp. and Signal Hill Capital Group LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.
Date: November 14, 2007	By:	/s/ HARRY T. WILKINS
Harry T. Wilkins, Executive
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.01	Fifth Amended and Restated Certificate of Incorporation of the Company.

3.02	Second Amended and Restated Bylaws of the Company.

10.01
Underwriting Agreement dated November 14, 2006, among the Company, William Blair & Company, L.L.C., Piper Jaffray & Co., Stifel, Nicolaus & Company, ThinkEquity Partners LLC, BMO Capital Markets Corp. and Signal Hill Capital Group LLC